Exhibit 99.1

Frozen Food Express Industries Enters into Merger Agreement to be Acquired by Duff Brothers Capital

Corporation for $2.10 Per Share in Cash

DALLAS, TX and COLUMBIA, MS — July 15, 2013 — Frozen Food Express Industries, Inc. (Nasdaq: FFEX) (“FFE” or the “Company”) and Duff Brothers Capital Corporation today announced they have entered into a definitive agreement pursuant to which Duff Brothers Capital Corporation will offer to acquire all of the outstanding shares of common stock of FFE (except shares owned by its affiliates) for $2.10 in cash per share of common stock. Duff Brothers Capital Corporation is wholly owned by Thomas and James Duff, who also indirectly own KLLM Transport Services, LLC. The transaction, which values FFE at approximately $38.2 million in equity value, was unanimously approved by the FFE Board of Directors.

“For over a year, we have been reviewing a variety of strategic alternatives for FFE, which included exiting less profitable businesses, such as dry van truckload services, entering into the bulk tank water transportation business, and re-engineering our LTL services with technology enhancements that further differentiate our service offerings in the marketplace” said Russell Stubbs, President and CEO of FFE. “As part of this process, we were pleased when the Duffs expressed an interest in FFE. We believe the value of this transaction achieves our objective of delivering immediate and compelling value for our shareholders. Through the Duff’s ownership of KLLM, they have demonstrated a strong track record in the trucking industry, which will be beneficial to our customers, vendors, employees and drivers.”

On behalf of James and Thomas Duff, Mr. Thomas Duff stated that “We are excited about the opportunity to add another leader in the temperature controlled trucking industry to our family group of businesses. With the synergies and increased capacity that we can gain from the ownership of both FFE and KLLM, we know that we will be able to enhance the quality service that both companies have been providing to their customers. With our resources, we will be able to bring to FFE the financial strength that is needed to preserve and expand its operations for its valued employees for years to come. Overall, we see great things ahead for both of the companies.”

Under the terms of the merger agreement, FFE’s stockholders will receive $2.10 in cash for each outstanding share of FFE common stock they own, representing a 23.5% premium over the closing price on July 12, 2013, the last full trading day before today’s announcement, a 26.5% premium over the closing price on March 1, 2013, the last full trading day before the announcement that the Duffs had acquired approximately 5.84% of the outstanding shares of common stock of FFE and expressed an intent to discuss with FFE a negotiated acquisition and a 144.2% premium over the closing price on December 18, 2012, the last full trading day before the Duffs began open market purchases of FFE shares with a view towards accumulating a significant position.

The transaction is expected to close by late August or early September 2013.

In accordance with the terms of the merger agreement, Duff Brothers Capital Corporation will commence a tender offer for all of the outstanding shares of common stock of FEE not already owned by the Duffs or their affiliates. FFE’s Board of Directors has unanimously recommended that the FFE shareholders tender their shares into the offer. Under the terms of the agreement, the transaction is conditioned upon satisfaction of the minimum tender condition of greater than two-thirds of the outstanding shares of FFE common stock when added to the shares then beneficially owned by Duff Brothers Capital Corporation and its affiliates and other customary closing conditions. Consummation of the transactions contemplated by the merger agreement is not subject to a financing condition and Duff Brothers Capital Corporation will pay the offer price from cash resources on hand.

Concurrent with the execution and delivery of the merger agreement, Stoney M. Stubbs, Jr., FFE’s Chairman of the Board, Russell Stubbs, FFE’s President and CEO, and John Hickerson, FFE’s Executive Vice President and Chief Operating Officer, representing in the aggregate approximately 12.8% of the outstanding shares of FFE common stock have each entered into separate agreements with Duff Brothers Capital Corporation and Duff Brothers Subsidiary, Inc. pursuant to which each has agreed to tender the shares of common stock beneficially owned by them into the tender offer, as well as providing certain covenants and releases related to the transactions contemplated by the merger agreement.

Stephens Inc. is acting as exclusive financial advisor to the FFE Board of Directors and provided a fairness opinion to the FFE Board of Directors. Baker & McKenzie LLP is acting as legal counsel to the FFE Board of Directors. Krage & Janvey, L.L.P. is acting as legal counsel to Duff Brothers Capital Corporation.

Additional Information and Where to Find It

The tender offer described in the communication has not yet commenced and this communication is neither an offer to purchase nor a solicitation of an offer to sell shares of common stock of Frozen Food Express Industries, Inc. (“FFE”). At the time the tender offer is commenced, Duff Brothers Capital Corporation will file with the SEC a Tender Offer Statement on Schedule TO, and FFE will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. FFE stockholders and other investors are strongly advised to read the tender offer materials (including the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents) and the Solicitation/Recommendation Statement, as they may be amended from time to time, because they will contain important information which should be read carefully before any decision is made with respect to the tender offer. The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all FFE stockholders at no expense to them. The Tender Offer Statement and the Solicitation/Recommendation Statement will also be available for free at the SEC’s website at www.sec.gov. Free copies of these materials and other tender offer documents will also be made available by the information agent for the tender offer.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, FFE files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by FFE at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. FFE’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

About FFE

Frozen Food Express Industries, Inc. is one of the leading temperature-controlled truckload and less-than-truckload carriers in the United States with core operations in the transport of temperature-controlled products and perishable goods including food, health care and confectionery products. Service is offered in over-the-road and intermodal modes for temperature-controlled truckload and less-than-truckload, as well as dry truckload on a non-dedicated fleet basis. We also provide bulk tank water transportation, brokerage/logistics and dedicated services to our customers. Additional information about FFE can be found at www.ffeinc.com.

Forward-Looking Statements

This communication contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, relating to the acquisition of FFE by Duff Brothers Capital Corporation. All statements relating to plans, strategies, objectives, expectations and intentions, all statements identified by words such as “will”, “could”, “should”, “believe”, “expect”, “intend”, “plan”, “schedule”, “estimate”, “project”, and similar expressions and all statements other than historical facts included in this communication, including, but not limited to, the statements regarding the timing and the closing of the tender offer and merger transactions, the expected benefits of the transaction, any plans to operate FFE post-closing and any assumptions underlying any of the foregoing, are forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown, or unknown risks or uncertainties materialize, actual results could vary materially from expectations and projections. Risks and uncertainties include, among other things, uncertainties as to the timing of the tender offer and merger; uncertainties as to how many of FFE’s stockholders will tender their stock in the tender offer; the possibility that various closing conditions to the tender offer and merger transactions may not be satisfied or waived, including that a governmental entity may prohibit, delay, or refuse to grant approval for the consummation of the transaction; that there is a material adverse change to FFE; any material adverse development in pending or threatened litigation involving FFE; other business effects, including effects of industry, economic or political conditions outside FFE’s control; transaction costs; actual or contingent liabilities; as well as other cautionary statements contained elsewhere herein and in FFE’s periodic reports filed with the SEC including current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K. Given these uncertainties, you should not place undue reliance on these forward-looking statements, which apply only as of the date of this communication. FFE expressly disclaims any intent or obligation to update these forward-looking statements except as required by law. Additional information about FFE is available at www.ffeinc.com.

CONTACT: Frozen Food Express Industries, Inc.

Russell Stubbs, President and CEO

John Hickerson, EVP and COO

Steve Stedman, VP and Interim CFO

(214) 630-8090

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